Exhibit 3.242

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:30 PM 03/29/2001
010157287 — 3375289
CERTIFICATE OF FORMATION
BFI TRANSFER SYSTEMS OF KENTUCKY, LLC
     Pursuant to § 18-201, Delaware Code Annotated, the undersigned states as follows:
     1. Name. The name of the limited liability company (the “Company”) formed by this instrument is “BFI Transfer Systems of Kentucky, LLC”.
     2. Registered Office; Registered Agent. The address of the registered office of the Company in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The Company’s registered agent at that address is The Corporation Trust Company.
     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be duly executed as of the 28th day of March, 2001.

BFI Waste Systems of North America, Inc.,
a Delaware corporation,
its Sole Member

By:	/s/ Jo Lynn White

Name:	Jo Lynn White
Title:	Secretary/Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:30 PM 03/29/2001
010157287 — 3375289

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF FORMATION OF
BFI TRANSFER SYSTEMS OF KENTUCKY, LLC
     Pursuant to § 18-202 Delaware Code Annotated, the undersigned states as follows:
     1. The name of the limited liability company is BFI Transfer Systems of Kentucky, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
     “1. Name. The name of the limited liability company is BFI Transfer Systems of Maryland, LLC”
     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be duly executed as of the 3rd day of April, 2001.

BFI Waste Systems of North America, Inc.,
a Delaware corporation,
its Sole Member

By:	/s/ Jo Lynn White

Name:	Jo Lynn White
Title:	Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 06:30 PM 04/03/2001
010163731 — 3375289

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:21 PM 12/01/2008
FILED 08:53 PM 12/01/2008
SRV 081155526 — 3375289 FILE
State of Delaware
Certificate of Correction
of a Limited Liability Company
to be filed pursuant to Section 18-211(a)

1.	The name of the Limited Liability Company is: BFI Transfer Systems of Maryland, LLC

2.	That a Certificate of Amendment was filed by the Secretary of State of Delaware on April 3, 2001, and that said Certificate requires correction as permitted by Section 18-211 of the Limited Liability Company Act.

3.	The inaccuracy or defect of said Certificate is: (must give specific reason)

The signature block of the Certificate of Amendment reflected the sole member of the Limited Liability Company as “BFI Waste Systems of North America, Inc.” in error. The correct sole member of the Limited Liability Company was “Allied Waste North America, Inc.”, and “Allied Waste North America, Inc.” should have been reflected in the signature block as the sole member.

4.	The Certificate is hereby corrected to read as follows:

Allied Waste North America, Inc.,
a Delaware corporation,
its Sole Member

By: /s/ Jo Lynn White
Name: Jo Lynn White
Title: Authorized Person
IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 1st day of December, A.D. 2008.

By:	/s/ Jo Lynn White

Authorized Person

Name:	Jo Lynn White

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